UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 4, 2006

Date of Report

(Date of earliest event reported)

TOWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor, New York, NY		10271
(Address of principal executive offices)		(Zip Code)

(212) 655-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 4, 2006, Tower Group, Inc. (the "Company"), Tower Insurance Company of New York and Tower National Insurance Company entered into a Master Agreement with CastlePoint Holdings, Ltd. and CastlePoint Management Corp.  Among other things, this agreement provided for subsidiaries of the Company to enter into quota share reinsurance agreements, pooling agreements and pool management agreements with subsidiaries of CastlePoint Holdings, Ltd. ("CastlePoint").  The terms of the Master Agreement and the reinsurance, pooling and pool management agreements were described in the press release that the Company filed as exhibit 99.1 to its Current Report on Form 8-K filed on April 5, 2006, which is incorporated herein by reference.

Tower Insurance Company of New York and Tower National Insurance Company entered into the following amended and restated quota share reinsurance agreements with CastlePoint Reinsurance Company, Ltd. as of August 31, 2006:  Amended and Restated Brokerage Business Quota Share Reinsurance Agreement, Amended and Restated Traditional Program Business Quota Share Reinsurance Agreement and Amended and Restated Specialty Program Business and Insurance Risk Sharing Quota Share Reinsurance Agreement.  The Company does not believe that the changes effected by the amendments were material to the Company.

On January 11, 2007, the Company and CastlePoint entered into Addendum No. 1 to the Master Agreement.  In the Addendum, the Company and CastlePoint agreed to cause their subsidiaries (i) to extend the terms of the quota share reinsurance agreements by one additional year, to four years, (ii) to modify the ceding percentages in the quota share reinsurance agreements, (iii) to modify the program management agreements, the pooling agreements and pooling management agreements pursuant to regulatory recommendations and (iv) allocate property catastrophe costs based on the percentage of brokerage business reinsured or pooled between the subsidiaries.

Also on January 11, 2007:

•       Tower Insurance Company of New York and Tower National Insurance Company entered into amendments to the above-mentioned quota share reinsurance agreements with CastlePoint Reinsurance Company, Ltd. ("CastlePoint Reinsurance").  These amendments would modify the ceding percentages as contemplated by the Addendum to the Master Agreement.  The amendments must be submitted to applicable insurance regulatory authorities for review and will not be effective until the regulators approve or do not disapprove the amendments within thirty days after submission.  If approved or not disapproved, the amendments will have effect from January 1, 2007.  The amendments to the quota share reinsurance agreements are:

•         Amendment No. 1 to the Amended and Restated Brokerage Business Quota Share Reinsurance Agreement,

•         Amendment No. 1 to the Amended and Restated Traditional Program Business Quota Share Reinsurance Agreement, and

•         Amendment No. 1 to the Amended and Restated Specialty Program Business and Insurance Risk Sharing Quota Share Reinsurance Agreement.

•       Tower Insurance Company of New York entered into pooling agreements with CastlePoint Insurance Company as contemplated by the Master Agreement.  These pooling agreements have been submitted to applicable insurance regulatory authorities for review and will not be effective until the regulators approve or do not disapprove the agreements within thirty days after submission.  If approved or not disapproved, the agreements will have effect from January 1, 2007.  The pooling agreements are:

•         Brokerage Business Pooling Agreement,

•         Traditional Program Business Pooling Agreement, and

•         Specialty Program Business Pooling Agreement.

•       Tower Insurance Company of New York entered into pool management agreements with CastlePoint Insurance Company as contemplated by the Master Agreement.  These pool management agreements have been submitted to applicable insurance regulatory authorities for review and will not be effective until the regulators approve or do not disapprove the agreements within thirty days after submission.  If approved or not disapproved, the agreements will have effect from January 1, 2007  The pool management agreements are:

•         Brokerage Business Pool Management Agreement,

•         Traditional Program Business Pool Management Agreement, and

•         Specialty Program Business Pool Management Agreement.

The Master Agreement provides that, subject to the receipt of any required regulatory approvals, CastlePoint will manage the traditional program business and the specialty program business pools, and we will manage the brokerage business pool.  The pool managers are required to purchase property and casualty excess of loss reinsurance and property catastrophe excess of loss reinsurance from third party reinsurers to protect the net exposure of the pool participants.  In purchasing the property catastrophe excess of loss reinsurance, the pool manager may retain risk equating to no more than 10% of the combined surplus of the Company and CastlePoint Insurance Company (referred to as the pooled catastrophe retention).  Under the brokerage pooling agreement for 2007, CastlePoint Insurance Company has agreed to assume the greater of (i) its actual pooling percentage or (ii) 30% of property catastrophe premiums and risks. In addition, with respect to each of the pools, any of the participating companies will have the option to require the pool manager to increase the pooled catastrophe retention by an amount up to 10% of CastlePoint Reinsurance’s surplus provided that CastlePoint Reinsurance reinsures this increase to the pooled catastrophe retention.

The following chart is a summary of the percentage of business to be ceded by us under the amended and restated quota share reinsurance agreements, as amended by the January 2007 amendments, and under the pooling agreements with CastlePoint, and the provisional ceding commissions and management fee percentages applicable under such agreements, assuming the amendments to the quota share reinsurance agreements, the pooling agreements and the pool management agreements are approved (or not disapproved) by insurance regulators in the forms that have been signed:

Quota Share Reinsurance Agreement	Quota Share Cession (%)	Range of Cession (%)	Provisional Ceding Commission (1)
Brokerage business	40	25 to 45	34% until April 1, 2007, subject to a minimum of 31% and a maximum of 36% thereafter
Traditional program business	50	50 to 75	30%, shared based upon quota share participation
Specialty program business and insurance risk-sharing business	85	75 to85	30%, shared based upon quota share participation

Pooling Agreement	Initial Pooling Cession (%)	Range of Cession (%)	Provisional Management Fee Percentage (1)
Brokerage business	15 (with respect to 2007 only)	25 to 45	34% until April 1, 2007, subject to a minimum of 31% and a maximum of 36% thereafter
Traditional program business	50	50 to 85	Shared, based upon pool participation
Specialty program business	85	50 to 85	Shared, based upon pool participation

(1)             Subject to adjustment based on the net loss ratio of the business covered by the applicable agreement.

The parties to the Master Agreement agreed to exercise good faith, and to cause their respective subsidiaries to exercise good faith, to carry out the intent of parties in the event the specific agreements contemplated by the Master Agreement must be revised to comply with regulatory requirements.  For example, if the ceding commissions under the quota share reinsurance agreements or the management fee percentages under the pooling agreements must be adjusted to comply with regulatory requirements, each party will use its best good faith efforts to structure the transaction so that the ceding company cedes premiums at a combined ratio equal to 95% for the brokerage business and 93% for each of the traditional program business and the specialty program business.  In addition, to the extent the transfers of any policies require regulatory review or approval, the Master Agreement requires the parties to cooperate fully and in good faith to take various actions with respect to the policies to be transferred by us to CastlePoint, including giving required notices and providing appropriate services relating to the policies, so as to implement such transfers in a timely and efficient manner.

As noted above, the quota share reinsurance agreements and the pooling agreements have a term of four years (as extended by mutual agreement pursuant to the Addendum to the Master Agreement from the initial term of three years), subject to regulatory approval and certain early termination rights of the parties.  In addition, each party to each of the pooling agreements may terminate its participation in the applicable pooling agreement upon 12 months notice.  Further, we and CastlePoint have modified the program management agreements to provide that they can be terminated by any party upon 60 days’ notice.  We and CastlePoint have also agreed that neither of us will cause nor permit our respective subsidiaries to exercise such annual termination right in the quota share reinsurance agreements and the pooling agreements or the 60 days’ notice termination right in the program management agreements.  This agreement not to exercise the annual termination right or 60 days’ notice termination right does not affect the other early termination provisions.

As previously reported by the Company, the Company owns approximately 8.6% of the outstanding common shares of CastlePoint and holds a warrant to acquire an additional 3.7% of the outstanding common shares of CastlePoint on a fully diluted basis.  In addition, Mr. Michael H. Lee, the Chairman, President and Chief Executive Officer of the Company, is the Chairman, President and Chief Executive Officer of CastlePoint.

Copies of each of the agreements mentioned above are filed as exhibits to this report.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Master Agreement, dated as of April 4, 2006, among Tower Group, Inc., Tower Insurance Company of New York, Tower National Insurance Company, CastlePoint Holdings, Ltd. and CastlePoint Management Corp.
10.2	Addendum No. 1 to Master Agreement between Tower Group, Inc. and CastlePoint Holdings, Ltd.
10.3

Amended and Restated Brokerage Business Quota Share Reinsurance Agreement, dated as of August 31, 2006 and effective as of April 1, 2006, among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd.

10.4

Amended and Restated Traditional Program Business Quota Share Reinsurance Agreement, dated as of August 31, 2006 and effective as of April 1, 2006, among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd.

10.5

Amended and Restated Specialty Program Business and Insurance Risk Sharing Quota Share Reinsurance Agreement, dated as of August 31, 2006 and effective as of April 1, 2006, among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd.

10.6

Amendment No. 1 to Amended and Restated Brokerage Business Quota Share Reinsurance Agreement, dated as of January 11, 2007, among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd.

10.7

Amendment No. 1 to Amended and Restated Traditional Program Business Quota Share Reinsurance Agreement, dated as of January 11, 2007, among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd.

10.8

Amendment No. 1 to Amended and Restated Specialty Business Quota Share Reinsurance Agreement, dated as of January 11, 2007, among Tower Insurance Company of New York, Tower National Insurance Company and CastlePoint Reinsurance Company, Ltd.

10.9	Brokerage Business Pooling Agreement, dated as of January 7, 2007 and effective as of January 1, 2007, between Tower Insurance Company of New York and CastlePoint Insurance Company
10.10	Traditional Program Business Pooling Agreement, dated as of January 7, 2007 and effective as of January 1, 2007, between Tower Insurance Company of New York and CastlePoint Insurance Company
10.11	Specialty Program Business Pooling Agreement, dated as of January 7, 2007 and effective as of January 1, 2007, between Tower Insurance Company of New York and CastlePoint Insurance Company
10.12	Brokerage Business Pool Management Agreement, dated as of January 7, 2007 and effective as of January 1, 2007, between Tower Insurance Company of New York and CastlePoint

Insurance Company
10.13	Traditional Program Business Pool Management Agreement, dated as of January 11, 2007 and effective as of January 1, 2007, between Tower Insurance Company of New York and CastlePoint Insurance Company
10.14	Specialty Program Business Pool Management Agreement, dated as of January 11, 2007 and effective as of January 1, 2007, between Tower Insurance Company of New York and CastlePoint Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2007

TOWER GROUP, INC.

	By:	/s/ Stephen L. Kibblehouse
Stephen L. Kibblehouse
Senior Vice President and General Counsel